Exhibit 99.1

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, each of the undersigned hereby consents to being named as a prospective director of Buddha Steel, Inc. in the registration statement on Form S-l filed by Buddha Steel, Inc. with the Securities and Exchange Commission on or about September 17, 2010, as may be amended from time to time.

/s/ Troy Mao
Troy Mao
September 17, 2010

/s/ George Qin
George Qin
September 17, 2010

/s/ Luis Mejia
Luis Mejia
September 17, 2010